Exhibit 10.257

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is dated December 31, 2012, by ADCARE HEALTH SYSTEMS, INC., an Ohio corporation (“Guarantor”), to and for the benefit of WINYAH NURSING HOME, LLC, a South Carolina limited liability company (the “Lender”).

WHEREAS, AdCare Property Holdings, LLC, an Ohio limited liability company, and Lender entered into that certain Purchase and Sale Agreement dated August 9, 2012, as amended (the “PSA”), pursuant to which AdCare Property Holdings, LLC has agreed to purchase and the Lender has agreed to sell certain assets and real property, expressly including that certain skilled nursing facility commonly known as “Georgetown Healthcare & Rehabilitation Center,” located at 2715 South Island Road, Georgetown, South Carolina 29449 (the “Facility”); and

WHEREAS, AdCare Property Holdings, LLC has assigned its rights under the PSA to acquire the Facility to Georgetown HC&R Property Holdings, LLC, a Georgia limited liability company (“Borrower”); and

WHEREAS, in connection with the sale of the Facility and payment therefor, Borrower has executed and delivered to Lender a Secured Subordinated Promissory Note of even date herewith (the “Note”) pursuant to which Borrower has agreed to borrow from Lender, and Lender has agreed to lend to Borrower $1,850,000.00 (the “Principal Amount”); and

WHEREAS, Lender is willing to make the Principal Amount available to Borrower by way of a loan only upon the condition that Guarantor executes and delivers to Lender this Guaranty and agrees to perform and to comply with its obligations under this Guaranty; and

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, and as an inducement for Lender to loan the Principal Amount to Borrower, Guarantor, intending to be legally bound hereby, agrees as follows:

1.                                      All capitalized terms in this Guaranty and not defined herein shall have the defined meanings provided in the Note.

2.                                      Guarantor, jointly and severally, unconditionally, irrevocably and absolutely guarantees the due and punctual payment and performance when due of the Note (the “Guaranteed Obligations”). Guarantor acknowledges that this Guaranty shall be deemed a continuing guaranty of the Guaranteed Obligations.

3.                                      This Guaranty is a guaranty of payment, not of collection.  Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral, and Guarantor hereby waives any rights to require Lender to proceed against Borrower or to require Lender to pursue any other remedy or enforce any other right.  Guarantor further agrees that nothing contained herein shall prevent Lender from suing on the Note if neither Borrower nor Guarantor timely performs the obligations of Borrower thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure or other proceedings shall not constitute a discharge of Guarantor’s obligations hereunder, it being the purpose and intent of Guarantor that the Guarantor’s obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.  Neither Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, or limitation of the liability of Borrower or by reason of Borrower’s bankruptcy or insolvency.

If any Guaranteed Obligation is not satisfied when due, whether by acceleration or otherwise, the Guarantor shall forthwith satisfy such Guaranteed Obligation, upon demand, and no such satisfaction shall discharge the obligations of the Guarantor hereunder until all Guaranteed Obligations have been indefeasibly paid in cash and performed and satisfied in full and the Note fully satisfied. The liability of Guarantor under this Guaranty shall be primary and direct and not conditional or contingent upon the enforceability of any obligation, the solvency of Borrower or any other Person, any obligation or circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guaranty or the pursuit by Lender of any remedies it may have against Borrower. Lender shall not be required to make any demand on Borrower or to sell at foreclosure or otherwise pursue or exhaust its remedies against any collateral of Borrower, simultaneously with or after enforcing its rights and remedies hereunder against Guarantor, and any one or more successive and/or concurrent actions may be brought against Guarantor in the same action brought against Borrower, as often as Lender may deem advisable, in its sole discretion.

4.                                      Guarantor hereby represents and warrants to Lender the following: (A) AdCare Healthcare Systems, Inc., is a corporation, duly organized, validly existing and in good standing under the laws of the State of Ohio; (B) Guarantor has all requisite power and authority to own its properties and assets and to carry on its business as now being conducted; (C)                          Guarantor has all requisite power and authority (i) to execute, deliver and perform this Guaranty, and (ii) to consummate the transactions contemplated hereunder, and Guarantor is under no legal restriction, limitation or disability that would prevent it from doing any of the foregoing; (D) the execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of Guarantor (including any required approval of shareholders or members or other equity holders, if applicable) (none of which actions have been modified or rescinded, and all of which actions are in full force and effect), and this Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms; and (E) the execution, delivery and performance by Guarantor of this Guaranty do not and will not (1) violate any provision of any applicable law, statute, rule, regulation, ordinance, license or tariff or any judgment, decree or order of any court or other governmental authority binding on or applicable to Guarantor or any of its properties or assets; (2) result in a breach of any indenture, agreement or other instrument to which Guarantor is a party; or (3) conflict with or violate any provision of the certificate of incorporation or formation, by-laws, or operating agreement of Guarantor.

5.                                      Guarantor hereby waives demand, setoff, counterclaim, presentment, protest, notice of dishonor or non-payment, as well as all defenses with respect to any and all instruments, notice of acceptance hereof, credit extended, collateral received or delivered, or any other action taken by Lender in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein, it being the intention hereof that Guarantor shall remain liable as a principal until the full amount of all Guaranteed Obligations shall have been indefeasibly paid in full in cash and performed and satisfied in full.  The pleading of any statute of limitations as a defense to any demand against Guarantor is expressly waived by Guarantor.

6.                                      Any notice or request under this Guaranty shall be given to the parties at the addresses set forth below, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 6. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each a “Receipt”): (i) registered or certified mail, return receipt requested, on the date on which such is received as indicated in such return receipt, or (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier.

if to Lender, to:                                                                                                            Winyah Nursing Home, LLC

Post Office Drawer 68

Pawleys Island, South Carolina 29585

Attn: E. Stone Miller

Facsimile No.: (843) 235-8481

with a copy to:                                                                                                     McNair Law Firm, P.A.

11019 Ocean Highway

Pawleys Island, South Carolina 29585

Attn: James B. Moore, Jr.

Facsimile No. (843) 235-4101

If to Borrower, to:                                                                                    Georgetown HC&R Property Holdings, LLC

Two Buckhead Plaza

3050 Peachtree Road NW, Suite 355

Atlanta, Georgia 30305

Attn:  Boyd P. Gentry

Facsimile No. (404) 842-1899

with a copy to:                                                                                                               Gregory P. Youra, Esq.
Holt Ney Zatcoff & Wasserman, LLP
100 Galleria Pkwy, Suite 1800
Atlanta, Georgia 30339

7.                                      If any term or provision of this Guaranty is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity or unenforceability without affecting the validity or enforceability of, the remainder of this Guaranty which shall be given effect so far as possible.

8.                                      This Guaranty shall be governed by and construed in accordance with the internal laws of the State of South Carolina without giving effect to its choice of law provisions. Any judicial proceeding brought by or against Guarantor with respect to any of the Guaranteed Obligations or any of the rights or obligations hereunder, this Guaranty or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of South Carolina, and, by execution and delivery of this Guaranty, each Guarantor accepts for itself and in connection with its properties generally and unconditionally the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty and/or the Note. Guarantor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Guarantor acknowledges that Guarantor participated in the negotiation and drafting of this Guaranty and that, accordingly, Guarantor shall not move or petition a court construing this Guaranty to construe it more stringently against Lender than against Guarantor.

9.                                      GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (A) ARISING UNDER THIS GUARANTY  OR (B) IN ANY WAY RELATING TO THIS GUARANTY OR THE TRANSACTIONS EVIDENCED HEREBY

OR THEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND GUARANTOR HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT EITHER GUARANTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

10.                               This Guaranty constitutes the entire agreement between Guarantor and Lender with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Neither this Guaranty nor any provision hereof may be changed, modified, amended, waived, restated, supplemented, canceled or terminated other than by an agreement in writing signed by both Lender and Guarantor. Guarantor acknowledges that Guarantor has been advised by counsel in connection with the negotiation and execution of this Guaranty and Guarantor is not relying upon oral representations or statements inconsistent with the terms and/or provisions of this Guaranty. Any waiver of this Guaranty by Lender shall be limited solely to the express terms and provisions of such waiver.

[Signature page follows]

GUARANTY AGREEMENT

IN WITNESS WHEREOF, Guarantor has executed this Guaranty Agreement as of the day and year first above written.

GUARANTOR:

ADCARE HEALTH SYSTEMS, INC.,
an Ohio corporation

By:	/s/ Boyd P. Gentry
Boyd P. Gentry, Chief Executive Officer